EXHIBIT 10-BBu
WAIVER AGREEMENT

THIS WAIVER AGREEMENT dated as of April 30, 2013 (the “Agreement”) is entered into among Tech Data Corporation, a Florida corporation (the “Borrower”), the Lenders party hereto, the Guarantors party hereto and Bank of America, N.A., as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Lenders and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer entered into that certain Credit Agreement dated as of September 27, 2011 (as amended or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has informed the Administrative Agent and the Lenders that the Borrower will restate some or all of its financial statements for (i) the fiscal years ended January 31, 2011 and January 31, 2012, (ii) the fiscal quarters ended April 30, 2012, July 31, 2012 and October 31, 2012 (sub clauses (i) and (ii) collectively, the “Prior Financial Statements”), and (iii) the fiscal quarter and fiscal year ended January 31, 2013 (the “2013 Financial Statements”), which were included in the earnings release dated March 4, 2013, to correct improprieties primarily related to how the Borrower’s United Kingdom subsidiary reflected vendor accounting (the “Specified Matters”);

WHEREAS, as a result of the Specified Matters, the Borrower filed a Form 12b-25 (Notification of Late Filing) with the SEC on April 1, 2013 (the “SEC Filing”), a copy of which is attached hereto as Exhibit A, indicating it will be unable to produce its 2013 Financial Statements within the time frame required by the SEC for the filing by the Borrower as part of its Annual Report on Form 10-K;

WHEREAS, the Borrower has further informed the Administrative Agent and the Lenders, that, as a result of the Specified Matters, the Borrower will be unable to deliver to the Administrative Agent and each Lender (i) its 2013 Financial Statements when and as required by Section 7.01(a) of the Credit Agreement and (ii) the related certificate of its independent certified public accountants and Compliance Certificate when and as required by Sections 7.02(a) and 7.02(b) of the Credit Agreement;

WHEREAS, the Borrower has further informed the Administrative Agent and the Lenders that, as a result of the Specified Matters, the Borrower expects that it may be unable to deliver to the Administrative Agent and each Lender (i) its financial statements for its fiscal quarter ending April 30, 2013 (the “Affected Quarterly Financial Statements”) when and as required by Section 7.01(b) of the Credit Agreement and (ii) the related Compliance Certificate when and as required by Section 7.02(b) of the Credit Agreement;

WHEREAS, the Borrower has requested that the Lenders (i) extend the required date of delivery for the 2013 Financial Statements and the related certificate of its independent certified public accountants and Compliance Certificate required by Sections 7.02(a) and 7.02(b) of the Credit Agreement, (ii) extend the required date of delivery of the Affected Quarterly Financial Statements and the related Compliance Certificate required by Section 7.02(b) of the Credit Agreement and (iii) agree to waive any Events of Default that would otherwise arise under Section 9.01(b) of the Credit Agreement as a result of any non-compliance with Sections 7.01(a), 7.01 (b), 7.02(a) and 7.02(b), as applicable, related to the late delivery of the 2013 Financial Statements and the potential late delivery of the Affected Quarterly Financial Statements;

WHEREAS, the Borrower has informed the Administrative Agent and the Lenders that, as a result of the Specified Matters, (i) certain certifications, representations and warranties of the Borrower contained in or made pursuant to the Credit Agreement or other Loan Documents (or any document delivered in connection therewith) may have been inaccurate when previously made or may not be accurate if required to be made in the event of any Request for Credit Extension under the Credit Agreement, (ii) the covenants set forth in Sections 7.01(a), 7.01(b), 7.02(a), 7.02(b), 7.03(a), 7.08, 7.09(a), 7.09(b) or 7.13 of the Credit Agreement may have been violated, (iii) certain conditions precedent to effectiveness of the Credit Agreement set forth in Sections 5.01(a) and 5.02(a) may not have been satisfied and (iv) certain defaults may have occurred under the Borrower’s agreements or instruments relating to any other Indebtedness or Guarantees, Swap Contracts, the Transfer and Administration Agreement (as defined below), the Permitted Trade Receivables Facility or the Real Estate Financing Facility (collectively, the “Prior Potential Events of Default”); and

WHEREAS, the Prior Potential Events of Default, if not waived by the Lenders, may have resulted in or will result in Events of Default pursuant to Sections 9.01(b), 9.01(c), 9.01(d) or 9.01(e) of the Credit Agreement, and therefore the Borrower has requested that the Lenders agree to waive, and the Lenders have agreed to waive, any Event of Default under Sections 9.01(b), 9.01(c), 9.01(d) or 9.01(e) of the Credit Agreement that may have occurred due to or resulting from the Prior Potential Events of Default.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Waivers. Effective as of the Waiver Effective Date (as defined below), the Required Lenders hereby agree to:

(a)    waive, until July 31, 2013, (i) compliance with Sections 7.01(a), 7.01(b), 7.02(a) and 7.02(b) of the Credit Agreement, as applicable, with respect to the 2013 Financial Statements and the Affected Quarterly Financial Statements and (ii) any Events of Default that would otherwise arise under Section 9.01(b) of the Credit Agreement with respect to the 2013 Financial Statements and the Affected Quarterly Financial Statements as a result of any non-compliance with Sections 7.01(a), 7.01(b), 7.02(a) and 7.02(b), each resulting from the Specified Matters; provided that it is understood and agreed that failure by the Borrower to deliver the 2013 Financial Statements and the Affected Quarterly Financial Statements on or before July 31, 2013 in accordance with the terms of Sections 7.01(a) or 7.01(b), as applicable, of the Credit Agreement and the related certificate of its independent certified public accountants and Compliance Certificate in accordance with the terms of Sections 7.02(a) and 7.02(b) of the Credit Agreement shall constitute an immediate Event of Default;

(b)    waive (i) all breaches of certifications, representations and warranties under the Credit Agreement or other Loan Documents (or any document delivered in connection therewith), (ii) all Defaults caused by violations, if any, of Sections 7.01(a), 7.01(b), 7.02(a), 7.02(b), 7.03(a), 7.08, 7.09(a), 7.09(b) or 7.13 of the Credit Agreement, (iii) the failure to satisfy the conditions precedent in Sections 5.01(a)(vii)(A), 5.01(a)(viii) and 5.02(a) of the Credit Agreement (including conditions precedent to any further Credit Extension under the Credit Agreement), and (iv) any Events of Default that would otherwise arise or have arisen under Sections 9.01(b), 9.01(c) or 9.01(d) of the Credit Agreement as a result of non-compliance with any of the items listed in subclauses (i), (ii) or (iii) immediately above, each resulting from the Specified Matters; provided that it is understood and agreed that failure of the Borrower to deliver restated Prior Financial Statements on or before July 31, 2013 (which may be provided as part of the Borrower’s Annual Report on Form 10-K for fiscal year ended January 31, 2013) that are substantially consistent with the information included in the SEC Filing, including substantially consistent with the estimates of reduction of consolidated operating income and consolidated net income set forth in Part IV of the SEC Filing, shall constitute an immediate Event of Default, except as may be further amended upon mutual agreement between the Borrower and the Required Lenders; and

(c)    waive any Default that may occur pursuant to Section 9.01(e) of the Credit Agreement as a result of violations of any agreement or instrument governing Indebtedness or a Guarantee of the Borrower due to (i) the Specified Matters or (ii) the failure to file with the SEC or to transmit to holders thereunder the 2013 Financial Statements or the Affected Quarterly Financial Statements as and when required by the terms thereof (A) in the case of the any agreement or instrument governing Indebtedness of the Borrower (other than Material Debt Agreements (as defined below)), until the earlier of (x) June 30, 2013 and (y) the date of acceleration of such Indebtedness or enforcement of a lien securing such Indebtedness, and (B) in the case of Material Debt Agreements, until the earlier of (x) May 15, 2013 and (y) the date of acceleration of such Indebtedness or enforcement of a lien securing such Indebtedness.

Except as expressly provided herein, the above waivers do not modify or affect the Loan Parties’ obligations to comply fully with (i) the terms of Sections 5.02, 7.01, 7.02, 7.03, 7.08, 7.09 or 7.13 of the Credit Agreement for any future periods or any other duty, term, condition or covenant contained in the Credit Agreement or any other Loan Document, including, but not limited, to satisfaction of Section 8.13 for the fiscal year ending January 31, 2013 or (ii) the terms of Section 8.13 for any period covered by the Prior Financial Statements. The above waivers are limited solely to the specific waivers identified above and nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Document or under applicable law.

The following agreements shall constitute the “Material Debt Agreements”: (i) the Third Amended and Restated Participation Agreement, dated as of June 27, 2008, among the Borrower, as lessee, SunTrust Bank, as lessor, SunTrust Equity Funding, LLC, as agent, and the Lenders party thereto from time to time, (ii) the Transfer and Administration Agreement, dated as of May 19, 2000, among the Borrower, as collection agent, Tech Data Finance SPV, Inc., as transferor, Liberty Street Funding Corp., Chariot Funding LLC, The Bank of Nova Scotia, JPMorgan Chase Bank, N.A. and Bank of America, National Association, as has been further amended (the “Transfer and Administration Agreement”), (iii) Third Amended and Restated Lease Agreement, dated as of June 27, 2008, between SunTrust Bank, as lessor and the Borrower, as lessee, (iv) ISDA 2002 Master Agreement and the related Schedule thereto, each dated as of August 30, 2010 among Bank of America, N.A., the Borrower and the affiliates of the Borrower listed in Exhibit A to the Schedule thereto, (v) the ISDA Master Agreement and related Schedule thereto, each dated as of April 30, 2003 between Citibank, N.A. and Tech Data Global Finance L.P. and (vi) the ISDA 2002 Master Agreement and related Schedule thereto, each dated as of December 14, 2011 among JPMorgan Chase Bank, N.A. and Tech Data Europe GMBH and the affiliates listed in Exhibit A to the Schedule thereto.

2.    Condition Precedent. This Agreement shall be effective upon receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent (the “Waiver Effective Date”).

3.    Miscellaneous.

(a)    The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Facility Guaranty or the Loan Documents.

(c)    After giving effect to this Agreement, the Borrower represents and warrants to the Lenders that (i) except with respect to the Specified Matters, the representations and warranties of the Borrower set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date, in which case they were true and correct as of such earlier date and (ii) except with respect to the Specified Matters, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d)    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(e)    The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning thereof.

(f)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:            TECH DATA CORPORATION,
a Florida corporation

By:    /s/ Charles V. Dannewitz
Name: Charles V. Dannewitz
Title: Senior Vice President, Treasurer

GUARANTORS:        TECH DATA PRODUCT MANAGEMENT, INC.,
a Florida corporation

By:    /s/ Charles V. Dannewitz
Name: Charles V. Dannewitz
Title: Senior Vice President, Treasurer

TECH DATA FINANCE PARTNER, INC.,
a Florida corporation

By:    /s/ Charles V. Dannewitz
Name: Charles V. Dannewitz
Title: Senior Vice President, Treasurer

ADMINISTRATIVE
AGENT:            BANK OF AMERICA, N.A.,
as Administrative Agent

By:    /s/ Robert Rittelmeyer
Name: Robert Rittelmeyer
Title: Vice President

LENDERS:            BANK OF AMERICA, N.A.,
as a Lender

By:    /s/ Patrick Martin
Name: Patrick Martin
Title: Director

_Citibank, N.A.__________________,
as a Lender

By:    /s/ Jim Cahow
Name: Jim Cahow
Title: Vice President

_JP Morgan Chase, N.A.
as a Lender

By:    /s/ Antje B. Focke
Name: Antje B. Focke
Title: Senior Underwriter

_Suntrust Bank__________________,
as a Lender

By:    /s/ Eric Sebille
Name: Eric Sebille
Title: Vice President

_The Bank of Nova Scotia__________________,
as a Lender

By:    /s/ Christopher Usas
Name: Christopher Usas
Title: Director

_The Royal Bank of Scotland PLC,
as a Lender

By:    /s/ Matthew Pennachio
Name: Matthew Pennachio
Title: Director

U.S. Bank National Association
as a Lender

By:    /s/ Kenneth R. Fieler
Name: Kenneth R. Fieler
Title: Vice President

Unicredit Bank AG, New York Branch
as a Lender

By: /s/ Douglas Riahi By:/s/ Pranar Surendranath
Name: Douglas Riahi Name: Pranar Surendranath
Title: Managing Director Title: Vice President

Branch Banking & Trust
as a Lender

By:    /s/ Anthony Nigro
Name: Anthony Nigro
Title: Senior Vice President

Skandinaviska Enskilda Banken AB (publ)
as a Lender

By: /s/ Penny Neville-Park By:    /s/ Duncan Nash
Name: Penny Neville-Park Name: Duncan Nash
Title:                  Title:

EXHIBIT A

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 12b-25 NOTIFICATION OF LATE FILING

SEC FILE NUMBER:  0-14625
CUSIP NUMBER:  878237106

(Check one):	x Form 10-K	o Form 20-F	o Form 11-K	o Form 10-Q	o Form 10-D
	o Form N-SAR	o Form N-CSR

	For Period Ended:	January 31, 2013
o Transition Report on Form 10-K
o Transition Report on Form 20-F
o Transition Report on Form 11-K
o Transition Report on Form 10-Q
o Transition Report on Form N-SAR
For the Transition Period Ended:

. Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.

PART I — REGISTRANT INFORMATION

Tech Data Corporation
Full Name of Registrant
N/A
Former Name if Applicable
5350 Tech Data Drive
Address of Principal Executive Office (Street and Number)
Clearwater, Florida 33760
City, State and Zip Code

PART II — RULES 12b-25(b) AND (c)

If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed. (Check box if appropriate)

(a)	The reason described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense
(b)
The subject annual report, semi-annual report, transition report on Form 10-K, Form 20-F, Form 11-K, Form N-SAR or Form N-CSR, or portion thereof, will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q or subject distribution report on Form 10-D, or portion thereof, will be filed on or before the fifth calendar day following the prescribed due date; and

(c)	The accountant’s statement or other exhibit required by Rule 12b-25(c) has been attached if applicable.

PART III — NARRATIVE

State below in reasonable detail why Forms 10-K, 20-F, 11-K, 10-Q, 10-D, N-SAR, N-CSR, or the transition report or portion thereof, could not be filed within the prescribed time period.
Tech Data Corporation (the Company”) has determined that it is unable to file its Annual Report on Form 10-K (the “Form 10-K”) for the year ended January 31, 2013 within the prescribed time period because it requires additional time to complete the required financial statements and restatement described below. The Company cannot predict when it will complete the restatement, but expects that it will do so beyond the permitted 15-day extension of the prescribed due date of April 1, 2013.
On March 21, 2013, the Company disclosed in a Current Report on Form 8-K that the Audit Committee of its Board of Directors, on the recommendation of management, and after consultation with the Company's independent accountants, Ernst & Young LLP, concluded that the Company would be required to restate some or all of its previously issued quarterly and audited annual financial statements for the fiscal years 2011 and 2012 and some or all of the quarters of fiscal year 2013, including the financial statements in the Company’s fourth quarter and fiscal year 2013 earnings release dated March 4, 2013. The Company anticipates that the restatement will be made to correct improprieties primarily related to how the Company's U.K. subsidiary reflected vendor accounting.

PART IV — OTHER INFORMATION

(1)	Name and telephone number of person to contact in regard to this notification
	Jeffery P. Howells	(727)	539-7429
	(Name)	(Area Code)	(Telephone Number)

(2)
Have all other periodic reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If answer is no, identify report(s).

			x Yes No

(3)
Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?

			x Yes No
	If so, attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.

As announced by the Company on March 21, 2013, the Company estimates that the restatement will reduce previously reported consolidated operating income by an aggregate amount of approximately $30 million to $40 million, and consolidated net income by an aggregate amount of approximately $25 million to $33 million, over the three fiscal year periods affected by the restatement. These preliminary estimates are based on currently available information and are subject to change during the course of the ongoing investigation of this matter.
While the Company anticipates that there will be changes in its results of operations for the quarter and fiscal year ended January 31, 2013, it is unable to present a reasonable estimate of those results at this time.
Forward Looking Statements
The report includes "forward-looking statements" within the meaning of the federal securities laws and regulations, including those regarding the Company's intent to restate its prior financial statements, the scope of the restatement, the estimated impact of the restatement and the expected timing of filing the restated financial reports. There can be no assurance that the Company's management, Audit Committee or independent registered public accounting firm will not reach conclusions that are different from management's preliminary identification of issues. These statements are subject to risks and uncertainties, including the risk that additional information relating to the scope of the improprieties may arise from the ongoing review of this matter, the risk that the process of preparing the financial statements or other subsequent events would require the Company to make additional adjustments, the time and effort required to complete the restatement and the ramifications of the Company's potential inability to timely file required reports. Forward-looking statements reflect management's analysis as of the filing date of this Notice, and the Company does not undertake to revise these statements to reflect subsequent developments.
Tech Data Corporation

(Name of Registrant as Specified in Charter)
has caused this notification to be signed on its behalf by the undersigned hereunto duly authorized.

Date	April 1, 2013	By	/s/ Jeffery P. Howells
Jeffery P. Howells Executive Vice President and Chief Financial Officer (principal financial officer)

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